                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
aQuantive, Inc.:


We consent to incorporation by reference in the Registration Statements
(Nos. 333-31350 and 333-73886) on Forms S-8 of aQuantive, Inc. of our reports dated March 15, 2005, with respect to the consolidated balance sheets of aQuantive, Inc. and subsidiaries as of December 31, 2004 and 2003, the related consolidated statements of operations and comprehensive income (loss), shareholders' equity, cash flows and related financial statement schedule for each of the years in the three-year period ended December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of aQuantive, Inc.

Our report dated March 15, 2005, on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, contains an explanatory paragraph that states that the Company acquired NetConversions, SBI.Razorfish, TechnologyBrokers and MediaBrokers during 2004, and management excluded from its assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2004, NetConversions', SBI.Razorfish's, TechnologyBrokers' and MediaBrokers' internal control over financial reporting associated with total assets of $189.8 million and total revenues of $48.9 million included in the consolidated financial statements of the Company as of and for the year ended December 31, 2004. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of NetConversions, SBI.Razorfish, TechnologyBrokers and MediaBrokers.


                                   /s/ KPMG LLP


Seattle, Washington
March 16, 2005